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                                                                    EXHIBIT 10.1

                          BUSINESS MANAGEMENT AGREEMENT

     THIS BUSINESS MANAGEMENT AGREEMENT (this "Agreement"), dated as of [__________], 2005, is entered into by and between INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation (the "Company"), and INLAND AMERICAN BUSINESS MANAGER & ADVISOR INC., an Illinois corporation (the "Business Manager").

                                   WITNESSETH:

     WHEREAS, the Company has registered with the Securities and Exchange Commission to issue Shares (as defined in SECTION 1 below) in a public offering and may subsequently issue securities other than these Shares ("Securities");

     WHEREAS, the Company intends to qualify as a REIT (as defined in SECTION 1 below), and to make investments permitted by the terms of the Articles of Incorporation (as defined below) and Sections 856 through 860 of the Code (as defined in SECTION 1 below);

     WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Business Manager and to have the Business Manager undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors (as defined in SECTION 1 below), all as provided herein; and

     WHEREAS, the Business Manager is willing to undertake to render these services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

     1. DEFINITIONS. As used herein, the following capitalized terms shall have the meanings set forth below:

          "ACQUISITION CO." means Inland Real Estate Acquisitions, Inc., an Illinois Corporation.

          "ACQUISITION EXPENSES" means any and all expenses incurred by the Company, the Business Manager or any Affiliate of either in connection with selecting, evaluating or acquiring any investment in Real Estate Assets, including but not limited to legal fees and expenses, travel and communication, appraisals and surveys, nonrefundable option payments regardless of whether the Real Estate Asset is acquired, accounting fees and expenses, computer related expenses, architectural and engineering reports, environmental and asbestos audits and surveys, title insurance and escrow fees, and personal and miscellaneous expenses.

          "ACQUISITION FEES" means the total of all fees and commissions, excluding Acquisition Expenses, paid by any Person to any other Person (including any fees or

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commissions paid by or to the Company, the Business Manager or any Affiliate of
either) in connection with an investment in Real Estate Assets or purchasing, developing or constructing a property by the Company. For these purposes, the fees or commissions shall include any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fee, including points, or any fee of a similar nature, however designated, except for development fees and construction fees paid to any Person not Affiliated with the Sponsor or Business Manager in connection with the actual development and construction of a project, or fees in connection with temporary short-term investments acquired for purposes of cash management.

          "ACQUISITION OF A REAL ESTATE OPERATING COMPANY" means the acquisition of a Real Estate Operating Company by the Company or a wholly-owned subsidiary of the Company: (i) by purchasing at least fifty and one-tenth percent (50.1%) of the capital stock or other equity interest in a Real Estate Operating Company, or by merger or other business combination, reorganization or tender offer or (ii) by acquiring all or substantially all of a Real Estate Operating Company's assets in a single or series of purchases.

          "AFFILIATE" means, with respect to any other Person:

          (a) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10.0%) or more of the outstanding voting securities of such other Person;

          (b) any Person ten percent (10.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person;

          (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person;

          (d) any executive officer, director, trustee, general partner or manager of such other Person; and

          (e) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

          "AFFILIATED DIRECTORS" means those directors of the Company who are affiliated with the Sponsor.

          "ARTICLES OF INCORPORATION" means the articles of incorporation of the Company, as amended or restated from time to time.

          "AVERAGE INVESTED ASSETS" means, for any period, the average of the aggregate Book Value of the assets of the Company, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by Real Estate Assets including amounts invested in Real Estate Operating Companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.

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          "BOARD OF DIRECTORS" means the persons holding the office of director of the Company as of any particular time under the Articles of Incorporation.

          "BOOK VALUE" means the value of the particular asset on the books and records of the Company, before any allowance for depreciation or amortization.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder or corresponding provisions of subsequent revenue laws.

          "COMPANY FIXED ASSETS" means the Real Property, together with the buildings, leasehold interests, improvements, equipment, furniture, fixtures and personal property associated therewith, used by the Company in conducting its business.

          "CURRENT RETURN" means a non-cumulative, non-compounded return, equal to five percent (5.0%) per annum on Invested Capital.

          "DUE DILIGENCE EXPENSE ALLOWANCE" means any and all BONA FIDE amounts reimbursed for expenses incurred by any underwriters, dealer managers or other broker-dealers in connection with investigating the Company or any offering of Securities made by the Company.

          "EQUITY STOCK" means all classes or series of capital stock of the Company, including, without limit, its common stock, $.001 par value per share, and preferred stock, $.001 par value per share.

          "FISCAL YEAR" means the calendar year ending December 31.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

          "GROSS OFFERING PROCEEDS" means the total proceeds from the sale of 500,000,000 Shares in the Offering before deducting Offering Expenses. For purposes of calculating Gross Offering Proceeds, the selling price for all Shares, including those for which volume discounts apply, shall be deemed to be $10.00 per Share. Unless specifically included in a given calculation, Gross Offering Proceeds does not include any proceeds from the sale of Shares under the Company's distribution reinvestment plan.

          "INDEMNITEE" OR "INDEMNITEES" means any person(s), entity or entities seeking indemnity under SECTION 23 hereof.

          "INDEPENDENT DIRECTOR" means any director of the Company who:

          (a) is not associated and has not been associated within the two years prior to becoming an Independent Director, directly or indirectly, with the Company, the Sponsor or the Business Manager, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Business Manager or any of their Affiliates;

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          (b)     does not serve as a director for more than two other REITs organized by the Sponsor for the Company, except as a directors; and

          (c) performs no other services for the Company, except as a director.

For purposes of this definition, a business or professional relationship will be considered material if the gross revenue derived by the director exceeds five percent (5.0%) of either the director's annual gross revenue during either of the last two years or the director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Company, the Sponsor, the Business Manager or any of their Affiliates during the last two years.

          "INVESTED CAPITAL" means the original issue price paid for the Shares reduced by prior distributions from the sale or financing of the Company's Properties.

          "MARKETING CONTRIBUTION" means any and all compensation payable to underwriters, dealer managers or other broker-dealers for expenses in connection with marketing the sale of Shares, including, without limitation, compensation payable to Inland Securities Corporation.

          "MANAGEMENT FEE" means any fees payable to the Business Manager under
SECTION 8(a) or SECTION 10 of this Agreement.


          "NET INCOME" means, for any period, the aggregate amount of total revenues applicable to the period less the expenses applicable to the same period other than additions to, or allowances for, reserves for depreciation, amortization or bad debts or other similar noncash reserves all calculated in accordance with GAAP; provided, however, that Net Income shall not include any gain recognized upon the sale of the Company's assets.

          "NET SALES PROCEEDS" means the proceeds from the sale, grant or conveyance of any Real Estate Assets, including assets owned by a Real Estate Operating Company that is acquired by the Company and operated as one of its subsidiaries, less any costs incurred in selling the asset including, but not limited to, legal fees and selling commissions and further reduced by the amount of any indebtedness encumbering the asset and any amounts reinvested in one or more Real Estate Assets or set aside as a reserve within one hundred eighty
(180) days of closing of sale, grant or conveyance.


          "OFFERING" means the initial public offering of Shares on a "best efforts" basis pursuant to the Prospectus dated [__________], 2005.

          "OFFERING EXPENSES" means all expenses incurred by, and to be paid from, the assets of the Company in connection with and in preparing the Company for registration and offering its Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees and expenses of underwriters' attorneys paid by the Company), expenses for printing, engraving, mailing, salaries of the Company's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders,

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depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees and accountants' and attorneys' fees and expenses.

          "ORGANIZATION EXPENSES" means the aggregate of all Offering Expenses, including Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance.

          "PERSON" means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest or any other legal or commercial entity.

          "PRIMARY GEOGRAPHICAL AREA OF INVESTMENT" means, with respect to the Company, the United States and Canada.

          "PROPERTY" or "PROPERTIES" means interests in (i) Real Property or
(ii) any buildings, structures, improvements, furnishings, fixtures and equipment, whether or not located on the Real Property, in each case owned or to be owned by the Company either directly or indirectly through one or more Affiliates, joint ventures, partnerships or other legal entities.

          "PROPERTY MANAGER" means Inland North American Property Management Corp., a Delaware corporation, and any of its successors and assigns.

          "PROSPECTUS" means the final prospectus of the Company in connection with the registration of Shares filed with the Securities and Exchange Commission on Form S-11, as amended and supplemented.

          "REAL ESTATE ASSETS" means any and all investments in: (i) Real Property whether directly or indirectly through owned or controlled subsidiaries or a Real Estate Operating Company and including amounts invested in joint ventures; (ii) loans, or other evidence of indebtedness secured, directly or indirectly, by interests in Real Property; (iii) mortgage backed securities; and
(iv) "Real Estate Assets" as that term is defined in the Articles of Incorporation.

          "REAL ESTATE OPERATING COMPANY" means: (i) any entity that has equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or (iii) any entity that, either itself or through its subsidiaries:

          (a) owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

          (b) has a policy or purpose of reinvesting sale, financing or refinancing proceeds or cash from operations;

          (c) has its own directors, managers or managing general partners, as applicable; and

          (d) either (1) has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses, or
     (2) has retained the services of an

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     affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.

          "REAL PROPERTY" means land, rights or interests in land (including, but not limited to, leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on, or used in connection with, land and rights or interest in land.

          "REIT" means a real estate investment trust as defined in Sections 856 through 860 of the Code.

          "SHARES" means the shares of common stock, par value $.001 per share, of the Company, and "Share" means one of those Shares.

          "SELLING COMMISSIONS" means any and all commissions, not to exceed seven and one-half percent (7.5%) of the gross offering price of any Shares, payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Inland Securities Corporation.

          "SPONSOR" means Inland Real Estate Investment Corporation, a Delaware corporation.

          "STOCKHOLDERS" means holders of shares of Equity Stock.

          "TOTAL OPERATING EXPENSES" means the aggregate expenses of every character paid or incurred by the Company as determined under GAAP, including the Management Fee and other fees payable hereunder, but excluding:

          (a) the expenses of raising capital such as Offering Expenses, Organization Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of any shares of the Equity Stock;

          (b)     property expenses;

          (c)     interest payments;

          (d)     taxes;

          (e) non-cash charges such as depreciation, amortization and bad debt reserves;

          (f)     any incentive fees payable hereunder; and

          (g) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with acquiring, disposing and owning real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and property improvements).

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     2.   DUTIES OF THE BUSINESS MANAGER. The Business Manager shall consult with the Company and shall, at the request of the Board of Directors or the officers of the Company, furnish advice and recommendations with respect to all aspects of the business and affairs of the Company. The Business Manager shall inform the Board of Directors of factors that come to the Business Manager's attention that may, in its opinion, influence the policies of the Company. Subject to the supervision of the Board of Directors and consistent with the provisions of the Articles of Incorporation, the Business Manager shall use its best efforts to:

          (a) subject to the terms and conditions set forth in that certain Property Acquisition Agreement by and between the Company and Acquisition Co., of even date herewith, use commercially reasonable efforts to identify potential investment opportunities in Real Estate Assets located in the Primary Geographical Area of Investment and consistent with the Company's investment objectives and policies; including but not limited to:

                  (i) locating, analyzing and selecting potential investments in Real Estate Assets;

                  (ii) structuring and negotiating the terms and conditions of acquisition and disposition transactions;

                  (iii) arranging for financing and refinancing and making other changes in the asset or capital structure of the Company and disposing of and reinvesting the proceeds from the sale of, or otherwise deal with the investments in, Real Estate Assets; and

                  (iv) entering into leases and service contracts, on the Company's behalf, for Real Estate Assets and, to the extent necessary, performing all functions necessary to maintain and administer the Company's assets.

          (b) assist the Board of Directors in evaluating these investment opportunities;

          (c) provide the Board of Directors with research and other statistical data and analysis in connection with the Company's assets, operations and investment policies;

          (d) manage the Company's day-to-day operations, consistent with the investment objectives and policies established by the Board of Directors from time to time;

          (e) investigate, select and conduct relations with lenders, consultants, accountants, brokers, property managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and developers, sellers and buyers of investments and persons acting in any other capacity specified by the Company from time to time, and enter into contracts in the Company's name with, and retaining and supervising services performed by, such parties in connection with investments that have been or may be acquired or disposed of by the Company;

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          (f)     cooperate with the Property Manager in connection with
     property management services and other activities relating to the Company's assets, subject to the requirement that the Business Manager or the Property Manager, as the case may be, qualifies as an "independent contractor" as that phrase is used in connection with applicable laws, rules and regulations affecting REITs that own Real Property;

          (g) upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, disbursing and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;

          (h) assist in negotiations on behalf of the Company with investment banking firms and other institutions or investors for public or private sales of Securities of the Company or for other financing on behalf of the Company, provided that in no event may the Business Manager act as a broker, dealer, underwriter or investment advisor of, or for, the Company;

          (i) maintain, with respect to any Real Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;

          (j) supervise the preparation and filing and distribution of returns and reports to governmental agencies and to investors and act on behalf of the Company in connection with investor relations;

          (k) provide office space, equipment and personnel as required for the performance of the foregoing services as Business Manager;

          (l) advise the Board of Directors, from time to time, of the Company's operating results and coordinating preparation, with each property manager, of an operating budget including one, three and five year projections of operating results and such other reports as may be appropriate for each Real Estate Asset;

          (m) prepare, on behalf of the Company, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies relating to the Company and its operations;

          (n) undertake and perform all services or other activities necessary and proper to carry out the Company's investment objectives;

          (o) provide the Company with all necessary cash management services;

          (p) maintain the Company's books and records including, but not limited to, appraisals or fairness opinions obtained in connection with acquiring or disposing Real Estate Assets; and

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          (q)     enter into ancillary agreements with the Sponsor and its
     Affiliates to arrange for the services and licenses to be provided by the Business Manager hereunder.

     3. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Business Manager are not, and shall not be deemed to be, partners or joint venturers with each other.

     4. REIT QUALIFICATIONS. Notwithstanding any other provision of this Agreement to the contrary, the Business Manager shall refrain from taking any action that, in its reasonable judgment or in any judgment of the Board of Directors of which the Business Manager has written notice, would adversely affect the qualification of the Company as a REIT under the Code or that would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or its Securities, or that would otherwise not be permitted by the Articles of Incorporation. If any such action is ordered by the Board of Directors, the Business Manager shall promptly notify the Board of Directors that, in the Business Manager's judgment, the action would adversely affect the Company's status as a REIT or violate any law, rule or regulation or the Articles of Incorporation and shall refrain from taking such action pending further clarification or instruction from the Board of Directors.

     5. BANK ACCOUNTS. At the direction of the Board of Directors or the officers of the Company, the Business Manager shall establish and maintain bank accounts in the name of the Company, and shall collect and deposit into and disburse from such accounts moneys on behalf of the Company, upon such terms and conditions as the Board of Directors may approve, provided that no funds in any such account shall be commingled with funds of the Business Manager. The Business Manager shall, from time to time, as the Board of Directors or the officers of the Company may require, render appropriate accountings of such collections, deposits and disbursements to the Board of Directors and to the Company's auditors.

     6. FIDELITY BOND. The Business Manager shall not be required to obtain or maintain a fidelity bond in connection with performing its services hereunder.

     7. INFORMATION FURNISHED TO THE BUSINESS MANAGER. The Board of Directors will keep the Business Manager informed in writing concerning the investment and financing policies of the Company. The Board of Directors shall notify the Business Manager promptly in writing of the Board of Director's intention to make any investments or to sell or dispose of any existing investments. The Company shall furnish the Business Manager with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants and such other information with regard to its affairs as the Business Manager may reasonably request.

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     8.   COMPENSATION. Subject to the provisions of SECTION 13 hereof, for services rendered hereunder the Company shall pay to the Business Manager or its designee the following:


          (a) A Management Fee of not more than one percent (1.0%) of the Average Invested Assets, payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the Average Invested Assets of the Company as of the last day of the immediately preceding quarter; provided that in no event shall the Company be obligated to pay a Management Fee unless and until all of its Stockholders have received the Current Return. This fee terminates if the Company acquires the Business Manager.

          (b) An Acquisition Fee, equal to two and one-half percent (2.5%) of the aggregate purchase price paid upon Acquisition of a Real Estate Operating Company; provided, however, that Acquisition Fees shall not be paid for acquisitions solely of a fee interest in Property. The Company shall pay Acquisition Fees either in cash or by issuing Shares valued for these purposes at $10.00 per share. Any Shares issued will be subject to restrictions on transfer. If the issuance of Shares to pay an Acquisition Fee would result in more than 9.8% of the Company's common stock being held by The Inland Group, Inc., a Delaware corporation, and its Affiliates including the Business Manager, the Board of Directors may waive the ownership restrictions set forth in the Articles of Incorporation to permit the issuance of the additional Shares and the payment of the Acquisition Fee in that instance. Any waiver by the Board of Directors shall, as a consequence, reduce the aggregate number of Shares of the Company's common stock that may be held by individuals and entities other than the Business Manager. If the Board of Directors does not waive the ownership restrictions, the Company shall pay any excess fee in cash. This fee terminates if the Company acquires the Business Manager.

          (c) An incentive fee equal to fifteen percent (15.0%) of the Net Sales Proceeds; provided that in no event shall the Company be obligated to pay an incentive fee unless and until all of its Stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their Invested Capital. This fee terminates if the Company acquires the Business Manager.


     9.   EXPENSES.

          (a) In addition to the compensation paid to the Business Manager pursuant to SECTION 8 or SECTION 10 hereof, and subject to the limits herein, the Company shall reimburse the Business Manager, the Sponsor and its Affiliates for all expenses paid or incurred by the Business Manager, the Sponsor or its Affiliates to provide certain services and licenses hereunder, including all direct expenses and the costs of salaries and benefits of persons employed by the Business Manager, the Sponsor and its Affiliates and performing services for the Company.

          (b)     Direct expenses that the Company shall reimburse pursuant to
     Section 9(a) hereof include, but are not limited to:

                  (i)     any Offering Expenses;

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                  (ii)    Acquisition Expenses incurred in connection with
          selecting and acquiring Real Estate Assets;

                  (iii) the actual cost of goods and services purchased for and used by the Company and obtained from entities not affiliated with the Business Manager;

                  (iv) interest and other costs for borrowed money, including points and other similar fees;

                  (v) taxes and assessments on income or Real Property and taxes;

                  (vi) premiums and other associated fees for insurance policies including director and officer liability insurance;

                  (vii) expenses of managing and operating Real Estate Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

                  (viii) all fees and expenses paid to members of the Board of Directors and the fees and costs of any meetings of the Board of Directors or Stockholders;

                  (ix) expenses associated with listing or with issuing Shares and Securities, including Selling Commissions, advertising expenses, taxes, legal and accounting fees, listing and registration fees and other Organization Expenses and Offering Expenses except for Selling Commissions or other fees and expenses paid by the Dealer Manager to any Soliciting Dealer (as those terms are defined in the Dealer Manager Agreement) pursuant to that certain Dealer Manager Agreement dated [__________], 2005 by and between the Company and Inland Securities Corporation;

                  (x) expenses associated with dividends or distributions paid in cash or otherwise made or caused to be made by the Company to Stockholders;

                  (xi) expenses of organizing the Company and filing, revising, amending, converting or modifying the Articles of Incorporation or the bylaws;

                  (xii) all expenses associated with Stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;


                  (xiii) administrative service expenses including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Business Manager receives a separate fee;


                  (xiv) audit, accounting and legal fees paid to third parties;

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                  (xv)    transfer agent and registrar's fees and charges paid
          to third parties; and

                  (xvi) expenses relating to any offices or office facilities maintained solely for the benefit of the Company that are separate and distinct from the Company's executive offices.

          (c) The Company shall also reimburse the Business Manager, the Sponsor and its Affiliates pursuant to Section 9(a) hereof for the salaries and benefits of persons employed by the Business Manager, the Sponsor or its Affiliates and performing services for the Company.

                  (i) In the case of the Sponsor, whose employees also provide services for other entities sponsored by, or affiliated with, the Sponsor, the Company shall reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by that person on matters for the Company compared to the time spent by that same person on all matters including the Company's matters.

                  (ii) Except as otherwise agreed in writing by the Company or the Business Manager, the Company shall also reimburse Affiliates of the Sponsor for the salaries and benefits of persons employed by these Affiliates. The salary and benefit costs for each Affiliate shall be determined by multiplying (A) the number of hours spent by all employees of the Affiliate in providing services for the Company by (B) that Affiliate's "hourly billing rate." For these purposes, the "hourly billing rate" will approximate the hourly cost to the Affiliate to provide services to the Company based on:

                  (1) the average amount of all salaries and bonuses paid to the employees of the Affiliate; and

                  (2) an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the Affiliate in operating its business except for direct expenses reimbursed by the Company pursuant to SECTION 9(b) hereof.

          (d) The Business Manager shall prepare a statement documenting the expenses paid or incurred by the Business Manager, the Sponsor and its Affiliates for the Company on a quarterly basis. The Company shall reimburse the Business Manager, the Sponsor and its Affiliates for these expenses within forty-five (45) days after the end of each calendar quarter.

          (e) The Business Manager shall direct its employees, and shall cause the Sponsor and its Affiliates to direct their employees, who perform services for the Company to keep time sheets or other appropriate billing records and receipts in connection with any reimbursement of expenses made by the Company pursuant to this SECTION 9. All time sheets or other appropriate billing records or receipts shall be made available to the Company upon reasonable request to the Business Manager.

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     10.  COMPENSATION FOR ADDITIONAL SERVICES, CERTAIN LIMITATIONS.

          (a) The Company and the Business Manager will separately negotiate and agree on the fees for any additional services that the Company asks the Business Manager or its Affiliates to render in addition to those set forth in SECTION 2 hereof. Any additional fees or reimbursements to be paid by the Company in connection with the additional services must be fair and reasonable and shall be approved by a majority of the Board of Directors, including a majority of the Independent Directors.

          (b) In extraordinary circumstances fully justified to the official or agency administering the appropriate state securities laws, the Business Manager and its Affiliates may provide other goods and services to the Company if all of the following criteria are met:

                  (i) the goods or services must be necessary to the prudent operation of the Company;

                  (ii) the compensation, price or fee must be equal to the lesser of ninety percent (90.0%) of the compensation, price or fee the Company would be required to pay to independent, non-affiliated third parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or ninety percent (90.0%) of the compensation, price or fee charged by the Business Manager or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; and

                  (iii) if at least ninety-five percent (95.0%) of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. Extraordinary circumstances shall be presumed to exist only when there is an emergency situation requiring immediate action by the Business Manager or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services that may be performed in extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lockouts, emergency tenant evictions and repair services that require immediate action, as well as operating and releasing properties with respect to which the leases are in default or have been terminated.

          (c) Permitted reimbursements shall include salaries and related salary expenses for nonsupervisory services that could be performed directly for the Company by independent, non-affiliated third parties such as legal, accounting, transfer agent, data processing and duplication. The Business Manager believes that the employees of the Business Manager, the Sponsor and its Affiliates who may perform services for the Company for which reimbursement is allowed, will have the experience and educational

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     background, in their respective fields of expertise, appropriate for the performance of any such services.


     11. STATEMENTS. The Business Manager shall furnish to the Company, not later than the tenth (10th) day of each calendar quarter, beginning with the second calendar quarter of the term of this Agreement, a statement computing any Management Fee, Acquisition Fee or incentive fee payable hereunder. The Business Manager shall also furnish to the Company, not later than the thirtieth (30th) day following the end of each Fiscal Year, a statement computing the fees payable to the Business Manager, the Sponsor or its Affiliates for the just completed Fiscal Year; provided that any compensation payable hereunder shall be subject to adjustments in accordance with, and upon completion of, the annual audit of the Company's financial statements.


     12.  BUSINESS COMBINATION.

          (a) BUSINESS COMBINATIONS. The Company shall consider becoming a self-administered REIT once the Company's assets and income are, in the view of the Board of Directors, of sufficient size such that internalizing the management functions performed by the Business Manager and the Property Manager is in the best interests of the Stockholders.

          If the Board of Directors should make this determination in the future, the Company shall pay one-half of the costs, and the Business Manager and the Property Manager shall pay the other half, of an investment banking firm. This firm shall jointly advise the Company and the Sponsor on the value of the Business Manager and the Property Manager. After the investment banking firm completes its analyses, the Company shall require it to prepare a written report and make a formal presentation to the Board of Directors.

          Following the presentation by the investment banking firm, the Board of Directors shall form a special committee comprised entirely of Independent Directors to consider a possible business combination with the Business Manager and the Property Manager. The Board of Directors shall, subject to applicable law, delegate all of its decision-making power and authority to the special committee with respect to these matters. The special committee also shall be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of the Business Manager and the Property Manager regarding a possible business combination.

          (b) CONDITIONS TO COMPLETION OF BUSINESS COMBINATION. Before the Company may complete any business combination with either the Business Manager or the Property Manager in accordance with this SECTION 12, the following two conditions shall be satisfied:

                  (i)     the special committee formed in accordance with
          SECTION 12(a) hereof receives an opinion from a recognized investment banking firm, separate and distinct from the firm jointly retained to provide a valuation analysis in accordance with SECTION 12(a) hereof, concluding that the consideration to be paid to acquire the Business Manager or the Property Manager, as the case may be, is fair to the Stockholders from a financial point of view; and


                  (ii) the holders of a majority of the votes cast at a meeting of the Stockholders called for such purpose (if a quorum is present at the meeting) approves the acquisition; provided that, for these purposes only, any shares held by The Inland Group, Inc., the Sponsor or any of their Affiliates will be counted for purposes of determining the presence of quorum but will not, however, initially constitute a vote cast for purposes of determining the number of votes necessary to approve the acquisition. If the proposal receives the necessary votes to approve the acquisition, all shares held by The Inland Group, Inc., the Sponsor or any of their Affiliates may then be voted in favor of the transaction.


     13. REIMBURSEMENT BY BUSINESS MANAGER. The Business Manager shall be obligated to reimburse the Company in the following circumstances:

          (a) On or before the fifteenth (15th) day after the completion of the annual audit of the Company's financial statements for each Fiscal Year, the Business Manager shall reimburse the Company for the amounts, if any by which the Total Operating Expenses (including the Management Fee and other fees payable hereunder) of the Company for the Fiscal Year just ended exceeded the greater of:

                  (i) two percent (2.0%) of the total of the Average Invested Assets for the just ended Fiscal Year; or

                  (ii) twenty-five percent (25.0%) of the Net Income for the just ended Fiscal Year;


     provided, however, that the Business Manager may satisfy any obligation under this SECTION 13(a) by reducing the amount to be paid the Business Manager under SECTION 8 or SECTION 10 hereunder until the Business Manager has satisfied its obligations under this SECTION 13(a); provided, further, that the Board of Directors, including a majority of the Independent Directors of the Company, may reduce the amount due under this SECTION 13(a) upon a finding that the increased expenses were caused by unusual or nonrecurring factors.


          (b) If the aggregate of all Organization Expenses exceeds fifteen percent (15.0%) of the Gross Offering Proceeds or the aggregate of all Offering Expenses (excluding any Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance) exceed four and one-half percent (4.5%) of the Gross Offering Proceeds, the Business Manager or its Affiliates shall reimburse the Company for, or pay directly, any excess Organization Expenses or Offering Expenses incurred by the Company above the greater of these limits.

     14. OTHER ACTIVITIES OF THE BUSINESS MANAGER. Nothing contained herein shall prevent the Business Manager or an Affiliate of the Business Manager from engaging in any other business or activity including rendering services or advising on real estate investment opportunities to any other person or entity. Directors, officers, employees and agents of the

Business Manager or of Affiliates of the Business Manager may serve as directors, trustees, officers, employees or agents of the Company, but shall receive no compensation (other than reimbursement for expenses) from the Company for this service.

     15. TERM; TERMINATION OF AGREEMENT. This Agreement shall have an initial term of one year and, thereafter, will continue in force for successive one year renewals with the mutual consent of the parties including an affirmative vote of a majority of the Independent Directors. Each extension shall be executed in writing by both parties hereto prior to the expiration of this Agreement or of any extension thereof.

     Notwithstanding any other provision of the Agreement to the contrary, this Agreement may be terminated at the mutual consent of the parties. The Company may terminate this Agreement without cause or penalty upon a vote of a majority of the Independent Directors by providing no less than sixty (60) days' written notice to the Business Manager. In the event of the termination of the Agreement, the Business Manager will cooperate with the Company and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the functions performed hereunder by the Business Manager.

     This Agreement shall also terminate upon the closing of a business combination between the Company and the Business Manager as described in SECTION 12 or as otherwise provided in SECTION 17 hereof.

     If this Agreement is terminated pursuant to this SECTION 15, the parties shall have no liability or obligation to each other including any obligations imposed by SECTION 2(a) hereof, except as provided in SECTION 18.


     16. ASSIGNMENTS. The Business Manager may not assign this Agreement except to a successor organization that acquires substantially all of its property and carries on the affairs of the Business Manager; provided that following the assignment, the persons who controlled the operations of the Business Manager immediately prior thereto, control the operations of the successor organization, including the performance of duties under this Agreement; however, if at any time subsequent to the assignment such persons cease to control the operations of the successor organization, the Company may thereupon terminate this Agreement. This Agreement shall not be assignable by the Company without the consent of the Business Manager, except to a corporation, trust or other organization that is a successor to the Company. Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.


     17. DEFAULT, BANKRUPTCY, ETC. At the sole option of the Company, this Agreement shall be terminated immediately upon written notice of termination from the Board of Directors to the Business Manager if any of the following events occurs:

          (a) the Business Manager violates any provisions of this Agreement and after notice of such violation shall not cure such default within thirty (30) days; or

          (b) a court of competent jurisdiction enters a decree or order for relief in respect of the Business Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Business Manager or for any substantial part of its property or orders the winding up or liquidation of the Business Manager's affairs; or

          (c) the Business Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Business Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts, as they become due.

     The Business Manager agrees that if any of the events specified in subsections (b) and (c) of this SECTION 17 occur, it will give written notice thereof to the Company within seven (7) days after the occurrence of such event.

     18. ACTION UPON TERMINATION. The Business Manager shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder, but shall be paid all compensation accruing to the date of termination. Upon termination of this Agreement, the Business Manager shall:

          (a) pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for expenses to which the Business Manager is entitled;

          (b) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by the Business Manager and a statement of all money held by the Business Manager, covering the period following the date of the last accounting furnished to the Board of Directors;

          (c) deliver to the Board of Directors all property and documents of the Company then in the custody of the Business Manager; and

          (d) cooperate with the Company and take all reasonable steps requested by the Company to assist the Board of Directors in making an orderly transition of the functions performed by the Business Manager.

     19. TRADENAME AND MARKS. Concurrent with executing this Agreement, the Company will enter into an agreement granting the Company the right, subject to the terms and conditions of license agreement, to use the "Inland" name and marks.

     20. AMENDMENTS. This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise provided herein.

     21. SUCCESSORS AND ASSIGNS. This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

     22. GOVERNING LAW. The provisions of this Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Illinois without regard to its conflicts of law principles.

     23.  LIABILITY AND INDEMNIFICATION.

          (a) The Company shall indemnify the Business Manager and its officers, directors, employees and agents (individually an "Indemnitee", collectively the "Indemnitees") to the same extent as the Company may indemnify its officers, directors, employees and agents under its Articles of Incorporation and bylaws so long as:

                  (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss, liability or expense was in the best interests of the Company;

                  (ii) the Indemnitee was acting on behalf of, or performing services for, the Company;

                  (iii) the liability or loss was not the result of gross negligence or willful misconduct on the part of the Indemnitee; and

                  (iv) any amounts payable to the Indemnitee are paid only out of the Company's assets and not from any personal assets of any Stockholder.

          (b) The Company shall not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by any party seeking indemnity unless one or more of the following conditions are met:

                  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person or entity;

                  (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

                  (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

          (c) The Company shall advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

                  (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnitee for or on behalf of the Company;

                  (ii) the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and

                  (iii) the Indemnitee receiving the advances undertakes to repay any monies advanced by the Company, together with the applicable legal rate of interest thereon, in any case(s) in which a court of competent jurisdiction finds that the party is not entitled to be indemnified.

     24. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given and shall be given by being delivered at the following addresses of the parties hereto:

IF TO THE COMPANY:               Inland American Real Estate Trust, Inc.
                                 2901 Butterfield Road
                                 Oak Brook, IL 60523
                                 Attention:  Ms. Roberta S. Matlin
                                 Telephone:  630-218-8000
                                 Facsimile:  630-218-4955

IF TO THE BUSINESS MANAGER:      Inland American Business Manager & Advisor Inc.
                                 2901 Butterfield Road
                                 Oak Brook, IL 60523
                                 Attention:  Ms. Brenda Gujral
                                 Telephone:  630-218-8000
                                 Facsimile:  630-218-4955

Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this SECTION 24.

     25. CONFLICTS OF INTEREST AND FIDUCIARY DUTIES TO THE COMPANY AND TO THE COMPANY'S STOCKHOLDERS. The Company and the Business Manager recognize that their relationship is subject to various conflicts of interest such as set forth in the Prospectus. The Business Manager, on behalf of itself and its Affiliates, acknowledges that the Business Manager and its Affiliates have fiduciary duties to the Company and to the Stockholders. The Business Manager, on behalf of itself and its Affiliates, agrees, on the one hand, that the Business Manager and its Affiliates will endeavor to balance the interests of the Company with the interests of the Business Manager and its Affiliates in making any determination where a conflict of interest exists between the Company and the Business Manager or its Affiliates. The Company, on the other hand, agrees that any such fiduciary duties will be qualified by, and defined in part, by the Property Acquisition Agreement of even date herewith entered into between the Company and Acquisition Co.

     26. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.


                [THE REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Business Management Agreement as of the date first above written.

COMPANY:                                    BUSINESS MANAGER:

INLAND AMERICAN REAL ESTATE TRUST,          INLAND AMERICAN BUSINESS MANAGER &
INC.                                        ADVISOR INC.


By:                                         By:
      --------------------------------            ------------------------------
Name:                                       Name:
      --------------------------------            ------------------------------
Its:                                        Its:
      --------------------------------            ------------------------------